Exhibit 10.1
FIRST AMENDMENT TO
CHICO’S FAS, INC.
2002 OMNIBUS STOCK AND INCENTIVE PLAN
     WHEREAS, Chico’s FAS, Inc. (the “Company”) maintains the 2002 Omnibus Stock and Incentive Plan (the “Plan”); and
     WHEREAS, pursuant to Section 8.10 of the Plan, the Board of Directors of the Company (the “Board”) has the right to amend the Plan in certain respects; and
     WHEREAS, the Board desires to amend the Plan and the amendments are such as can be effectuated by action of the Board;
     NOW THEREFORE, effective as of 11:00 a.m. on the 20th day of June, 2006, the Plan is amended as follows:
     1. Section 6.9 of the Plan is hereby amended in its entirety to read as follows:
     6.9 Exercise and Vesting of Options.
     (a) The right to exercise each Option automatically granted to a Non-Employee Director pursuant to Section 6.2 shall become exercisable in accordance with the following vesting schedule:

Time After Date of Grant	Shares Vested and Exercisable
Less than 1 year	0%
1 year but less than 2 years	33⅓	%
2 years but less than 3 years	66⅔	%
3 years or more	100%

     2. In all other respects, the Plan as heretofore amended is hereby ratified and confirmed.
     IN WITNESS WHEREOF, the undersigned officers, being duly authorized by the Board of Directors of Chico’s FAS, Inc., hereby approve and adopt this First Amendment as of the date set forth below.

CHICO’S FAS, INC.
By:	/s/ A. Alexander Rhodes
	Name:	A. Alexander Rhodes
	Title:	Senior Vice President-General Counsel & Secretary
Date: June 22, 2006